UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

VULCAN MATERIALS COMPANY

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive, Birmingham, Alabama 35242
(Address of principal executive offices) (Zip Code)

(205) 298-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, Donald M. James, Chairman and Chief Executive Officer of Vulcan Materials Company, a New Jersey corporation (the “Company”), executed a letter agreement waiving certain rights and compensation under his Change in Control Employment Agreement with the Company, dated February 10, 2000 and restated October 1, 2008. Specifically, pursuant to the letter agreement, Mr. James waived his right to receive severance compensation upon a voluntary termination of employment without good reason during the 30-day period following the first anniversary of a change in control of the Company as well as the inclusion of target long-term incentive value in the calculation of cash severance and a gross-up in respect of excise taxes under Section 280G of the Internal Revenue Code. Such letter agreement is filed as Exhibit 10.1 hereto and the foregoing summary is qualified in its entirety by reference to such letter agreement, the text of which is hereby incorporated by reference into this Item 5.02 disclosure.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits. The following exhibit is filed as part of this report:

10.1	Waiver Letter Agreement, dated as of April 29, 2013, from Donald M. James to Vulcan Materials Company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013

Vulcan Materials Company

By:              /s/ Michael M. Mills

       Name: Michael M. Mills

       Title: Sr. Vice President and General Counsel

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